Exhibit 2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the six months ended December 31, 2025 of EntrepreneurShares Series Trust (ERShares Global Entrepreneurs) (the “Registrant”).
I, Dr. Joel M Shulman, the Principal Executive Officer and Principal Financial Officer of the Registrant, certify that, to the best of my knowledge:

1.

the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.

the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	February 12, 2026

/s/ Dr. Joel M. Shulman
Dr. Joel M. Shulman
Principal Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.